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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into as of the 12th day of January, 1998, between Concentra Managed Care, Inc., a Delaware corporation (the "Company"), and Richard D. Rehm, M.D.
("Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ Employee on a part-time basis as set forth in this Agreement and Employee desires to be employed by the Company on such basis.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

         1.       Employment and Term; Termination.

                  (a) The Company hereby agrees to employ Employee as a part time employee, and Employee hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period commencing on the date hereof (the "Effective Date") and expiring as on the second anniversary of the Effective Date (unless sooner terminated as hereinafter set forth) (the "Term"); provided, however, that commencing on such second anniversary date, and each anniversary of the date hereof thereafter, the Term of this Agreement shall automatically be extended for one additional year unless at least ninety (90) days prior to each such anniversary date, the Company or Employee shall have given notice that it or he, as applicable, does not wish to extend this Agreement.

                  (b) Anything herein to the contrary notwithstanding, either party may terminate this Agreement: (i) without cause, upon ninety (90) days prior written notice to the other party, or (ii) immediately upon written notice to the other party in the event of such other party's breach of a material provision of this Agreement, which breach remains uncured for a period of thirty
(30) days following receipt of written notice specifyng the breach complained of.

         2.       Duties and Restrictions.

                  (a) Duties as Employee of the Company. Employee shall perform services hereunder in connection with product development as may be directed by the Company's Chief Executive Officer and as shall be reasonably acceptable to Employee. Employee's services hereunder shall be on a part-time basis and, unless otherwise agreed by the Company and Employee shall not exceed an average of one (1) week per month.

                  (b) Confidentiality. Employee shall not, directly or indirectly, at any time during or following the termination of his employment with the Company, reveal, divulge, or make known to any person or entity, or use for Employee's personal benefit (including, without limitation, for the purpose of soliciting business, whether or not competitive with any business of the Company or any of its subsidiaries or affiliates), any information acquired during the course of employment hereunder with regard to the financial, business, or other affairs of the Company or any of its subsidiaries or affiliates, other than (1) material already in the public domain, (2) information of a type not considered confidential by persons engaged in the same business or a similar business to that conducted by the Company, or (3) material that Employee is required to disclose under the following circumstances: (A) in the performance by Employee of his duties and responsibilities hereunder, reasonably necessary or appropriate disclosure to another employee of the Company or to representatives or agents of the Company (such as independent public accountants and legal counsel); (B) at the express direction of any authorized governmental entity; (C) pursuant to a subpoena or other court process; or (D) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body.


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         3.       Compensation and Related Matters.

                  (a) Base Salary. Employee shall receive a base salary paid by the Company ("Base Salary") at the annual rate of Fifty Thousand Dollars ($50,000) during each calendar year of the Term, payable in substantially equal monthly installments (or such other more frequent times as executives of the Company normally are paid). In addition, the Company shall, in good faith, consider granting increases in the Base Salary based on Employee's performance hereunder, changes to Employee's duties hereunder, and/or changes to Employee's time commitment to the Company hereunder.

                  (b) Bonus Payments; Stock Options. Employee shall be entitled to receive, in addition to the Base Salary, such bonus payments, if any, as the Company may specify. The Company shall in good faith recommend for approval by the Option and Compensation Committee of the Company's Board of Directors (the "Committee") an award of options to purchase 25,000 shares of the Company's common stock and shall in addition recommend such other awards as shall be reasonably commensurate with Employee's contribution to the successful development of a workers' compensation risk product; any such awards are subject to the Committee's approval in its sole discretion.

                  (c) Expenses. During the term of his employment hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors for its senior executive officers) in performing services hereunder, including, without limitation pursuant to Section 3(e), provided that Employee properly accounts therefor in accordance with Company policy.

                  (d) Other Benefits. Employee shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company now or in the future to its senior executive officers and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement.

                  (e) Use of Condominium; Professional Expenses. Employee shall during the Term have the use of the Company's condominium located in, Dallas, Texas, or a reasonable substitute therefore in the event of the sale of such property by the Company. The Company will reimburse Employee for the following expenses related to Employee's professional licensure and certifications: (i) annual state professional license fees for the states in which Employee is licensed to practice medicine; (ii) annual dues for the American College of Occupational and Environmental Medicine, and the annual dues for membership in other specialty societies related to Employee's professional specialty; and (iv) annual continuing medical education expenses in an amount not to exceed $3,000.

         4.       Successors; Binding Agreement.

                  (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company, Employee, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

                  (b) Assumption. The Company will require any successor (whether direct or indirect, by purchase of securities, merger, consolidation, sale of assets, or otherwise) to all or substantially all of the business or assets of the Company, by an agreement in form and substance reasonably satisfactory to Employee, to expressly assume this Agreement and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (c) Certain Payments. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in



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accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

         5. Notice. For purposes of this Agreement, all notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by facsimile or similar electronic device and confirmed, (c) delivered by overnight express, or (d) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be addressed as follows:

         If to Employee:            Richard D. Rehm, M.D.
                                    RR 1, Box 257
                                    Richville, Minnesota  56576

         If to the Company:         Concentra Managed Care, Inc.
                                    312 Union Wharf
                                    Boston, Massachusetts  02109
                                    Fax No.: (617) 367-8519
                                    Attention: Chief Executive Officer


         With a copy to:            Concentra Managed Care, Inc.
                                    3010 LBJ Freeway, Suite 400
                                    Dallas, Texas  75234
                                    Fax No.:  (972) 243-7540
                                    Attention:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith.

         6. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a written instrument signed by Employee and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any choice-of-law provisions thereof.

         7. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         9. Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

THE  COMPANY:                                       EMPLOYEE:

CONCENTRA  MANAGED  CARE,   INC.
a Delaware corporation

                                                  /s/ Richard D. Rehm, M.D.
                                                 ------------------------------
                                                          Richard D. Rehm, M.D.
By: /s/ Donald J. Larson
   ------------------------------
     Donald J. Larson
     Chairman and Chief Executive Officer





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